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                                                                    EXHIBIT 10.7


                              TAX SHARING AGREEMENT

                                       BY

                       SCHLUMBERGER TECHNOLOGY CORPORATION

                                       AND

                                SCHLUMBERGER B.V.

                                       AND

                                  NPTEST, INC.

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                              TAX SHARING AGREEMENT

          This Agreement is entered into as of July __, 2002 by Schlumberger Technology Corporation ("STC"), a Texas corporation, Schlumberger B.V., a Netherlands corporation ("SBV"), and NPTest, Inc., a Delaware corporation ("NPTest"). Capitalized terms used in this Agreement are defined herein. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                    RECITALS

          WHEREAS, STI and SBV collectively own all of the currently issued and outstanding common stock of NPTest;

          WHEREAS, shortly hereafter, shares of NPTest common stock will be sold to the public in an initial public offering (the "IPO");

          WHEREAS, the parties desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the IPO, and to provide for and agree upon other matters relating to Taxes;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          SECTION 1. Definition of Terms. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

          "Agreement" means this Tax Sharing Agreement.

          "Carryback" means any net operating loss, net capital loss, excess tax credit, foreign tax credit or other similar Tax Item which may or must be carried from one Tax Year to a prior Tax Year under applicable Tax Law.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor law.

          "Combined Return" means any State or Foreign Income Tax Return which is filed by one or more members of the Schlumberger Group and which includes one or more members of the NPTest Group or in which income or deductions of any member of the Schlumberger Group and income or deductions of any member of the NPTest Group are combined.

          "Combined Year" means any Tax Year for which a Combined Return is filed.

          "Company" means STC, SBV or NPTest, as the context requires.

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          "Consolidated Return" means any Federal Income Tax Return which is filed by STC, as common parent, and its eligible Subsidiaries and which includes NPTest and its eligible Subsidiaries (if any).

          "Consolidated Year" means any Tax Year for which a Consolidated Return is filed.

          "Federal Income Tax" means any Income Tax imposed by the United States government.

          "Foreign Income Tax" means any Income Tax imposed by any foreign country or any possession of the United States or by any political subdivision of any foreign country or possession of the United States.

          "Group" means the Schlumberger Group or the NPTest Group, as the context requires.

          "Income Tax" means all Taxes (x) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits or
(y) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise and occupation Taxes) if such Tax may be based upon, measured by, or calculated with respect to one or more bases described in clause (x) above.

          "Internal Restructuring" means the transfer by the Schlumberger Group of assets and liabilities of the NPT Business to NPTest or other members of the NPTest Group and other transactions incident to such transfers.

          "Internal Revenue Service" means the United States Internal Revenue Service.

          "IPO" has the meaning set forth in the recital hereto.

          "IPO Date" means the date of the IPO.

          "NPT Business" means the business of providing advanced test and diagnostic systems, and related product engineering services, and the assets used in connection with that business, that the Schlumberger Group has transferred and will transfer to NPTest.

          "NPTest Group" means NPTest and all persons that are Subsidiaries of NPTest immediately after the IPO or that become Subsidiaries of NPTest thereafter. While the determination whether an entity is a Subsidiary of NPTest will be made after the IPO, any entity which is thus determined to be a Subsidiary of NPTest and which was a subsidiary of Schlumberger before the IPO will be treated as a member of the NPTest Group for periods before as well as after the IPO. If (x) the parties desired that an entity be a Subsidiary of NPTest immediately after the IPO, (y) the transfer of the entity to NPTest was not completed by the IPO Date because of applicable legal restrictions, and

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(z) the transfer is subsequently completed, that entity will be treated as a member of the NPTest Group for all periods.

          "Other Tax" means any Tax that is not an Income Tax.

          "Payment Date" means (x) with respect to any Consolidated Return, the due date for any required installment of estimated taxes determined under Code
Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (y) with respect to any Combined Return, the corresponding dates determined under the applicable Tax Law.

          "Schlumberger" means Schlumberger Limited.

          "Schlumberger Group" means Schlumberger Limited and its Subsidiaries, other than members of the NPTest Group.

          "State Income Tax" means any Income Tax imposed by any State of the United States or by any political subdivision of any such State.

          "Subsidiary" means any entity that directly or indirectly is "controlled" by the person or entity in question. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

          "Tax" or "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Tax Authority and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

          "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

          "Tax Benefit" means an actual reduction in the Tax liability of a taxpayer.

          "Tax Contest" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any member of either Group (including any administrative or judicial review of any claim for refund).

          "Tax Item" means, with respect to any Income Tax, any item of income, gain, loss, deduction, or credit.

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          "Tax Law" means the law of any governmental entity or political subdivision thereof relating to any Tax.

          "Tax Records" means Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under applicable Tax Laws or under any record retention agreement with any Tax Authority.

          "Tax Return" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under any applicable Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

          "Tax Year" means, with respect to any Tax, the year, or shorter period, if applicable, for which the Tax is reported as provided under applicable Tax Law.

          "Treasury Regulations" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Year.

          SECTION 2. Allocation of Income Tax Liabilities.

          2.1 Federal Income Taxes. Liability for Federal Income Taxes shall be allocated as follows:

               (a)  Consolidated Years.

                    (i) Except as provided in Section 2.1(a)(ii), for each Consolidated Year, NPTest shall be liable for and pay to STC an amount equal to Federal Income Taxes determined under the "Stand Alone Method." Under this method, NPTest's liability for Taxes for any Consolidated Year shall be computed as if NPTest and eligible Subsidiaries were not required to join and did not join in the Consolidated Return for that Consolidated Year but instead filed their own consolidated Federal Income Tax Return, on which NPTest's tax liability was calculated consistently with the principles of Treasury Regulation section 1.1552-1(a)(2)(ii).

                    (ii) NPTest shall not be liable for any Federal Income Taxes
(x) for any Consolidated Year which ends on or before the IPO Date, or (y) for the portion which ends on the IPO Date of any Consolidated Year which begins before and ends after the IPO Date. For purposes of determining the Federal Income Taxes described in clause (y) of the immediately preceding sentence, any Consolidated Year which begins before and ends after the IPO Date shall be treated as two Consolidated Years, one ending on the IPO Date and the other beginning on the following day, and all calculations shall be made by specifically apportioning each Tax Item to the hypothetical Consolidated Year in which such Tax Item was incurred rather than by the use of any otherwise permissible pro ration or estimates.

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                    (iii) STC shall be liable for all Federal Income Taxes for all Consolidated Years other than amounts for which NPTest is liable pursuant to this Section 2.1(a).

               (b) Tax Years Other Than Consolidated Years. NPTest shall be liable for all Federal Income Taxes imposed on members of the NPTest Group with respect to all Tax Years which are not Consolidated Years. STC shall be liable for all Federal Income Taxes imposed on members of the Schlumberger Group with respect to all Tax Years which are not Consolidated Years.

          2.2 State Income Taxes. Liability for State Income Taxes shall be allocated between STC and NPTest under the same principles as set forth in
Section 2.1(a) with respect to liability for Federal Income Taxes, to the end that (x) STC shall be liable for all State Income Taxes for any Combined Year or portion thereof ending on or before the IPO Date, (y) NPTest shall be liable for State Income Taxes attributable to the NPTest Group, under the principles of the Stand Alone Method, for any Combined Year or portion thereof which begins after the IPO Date, and (z) STC and NPTest shall be liable for all other State Income Taxes imposed on members of the Schlumberger Group or the NPTest Group, respectively.

          2.3  Foreign Income Taxes.

               (a) Liability for Foreign Income Taxes. NPTest shall be liable for and pay to SBV any Foreign Income Taxes with respect to any Combined Year in an amount that is equal to the amount determined under the principles of the Stand Alone Method for such Combined Year. Except as just indicated, SBV shall be liable for all Foreign Income Taxes imposed on members of the Schlumberger Group, and NPTest shall be liable for all Foreign Income Taxes imposed on members of the NPTest Group.

               (b) Elections Not to Have Combined Years. SBV and NPTest shall cause members of the Schlumberger Group and of the NPTest Group, respectively, to make all elections and take all other steps which are available under applicable law to reduce or eliminate the instances in which Foreign Income Taxes are reflected in a Combined Return.

          2.4 Other Taxes. Except as otherwise provided in this Agreement, NPTest shall be liable for any Other Tax that is imposed on any member of the NPTest Group, and STC or SBV, as the case may be, shall be liable for any Other Tax that is imposed on any member of the Schlumberger Group.

          2.5  Taxes Resulting from the Internal Restructuring.

               (a) General. Except as provided in Section 2.5(b) and in Section 4.2, STC and SBV shall be liable for and pay any and all liability for Taxes resulting from the Internal Restructuring.

               (b) Sales Taxes, Value Added Taxes, and Similar Taxes. NPTest shall be liable for any Taxes resulting from the Internal Restructuring which

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consist of sales Taxes, value added Taxes, or any similar Taxes, to the extent that such Taxes give rise to a Tax Benefit to any member of the NPTest Group for the same or similar Taxes. NPTest shall pay to STC or SBV, as the case may be, in accordance with Section 5, the amount of any such Tax Benefit.

          2.6 Tax Payments and Intercompany Billings. Each Company shall pay the Taxes allocated to it by this Section 2 either to the applicable Taxing Authority or to the other appropriate Company in accordance with Section 5.

          SECTION 3.  Preparation and Filing of Tax Returns.

          3.1  Combined Returns and Consolidated Returns.

               (a) Preparation by Schlumberger. STC or SBV, as applicable, shall be responsible for preparing all Consolidated Returns and Combined Returns.

               (b) Provision of Information by NPTest. NPTest shall, for each Consolidated Return or Combined Return, provide STC or SBV with all information relating to members of the NPTest Group which STC or SBV needs to prepare such return. NPTest shall use its best efforts to provide such information no later than the first day of the fifth month following the end of the Tax Year to which such information relates, but in any event shall provide such information no later than the fifteenth day of the fifth month following the end of such Tax Year.

          3.2  Tax Returns Other than Combined Returns and Consolidated Returns.

               (a) Tax Returns to be Prepared by STC and SBV. STC or SBV shall be responsible for preparing all Tax Returns which relate solely to one or more members of the Schlumberger Group.

               (b) Tax Returns to be Prepared by NPTest. NPTest shall be responsible for preparing all Tax Returns which relate solely to one or more members of the NPTest Group.

               (c) Provision of Information. STC or SBV shall provide to NPTest, and NPTest shall provide to STC or SBV, any information about members of the Schlumberger Group or the NPTest Group, respectively, which the party receiving such information needs to comply with Section 3.2(a) or (b). Such information shall be provided within the time prescribed by Section 3.1(b) for the provision of information for Consolidated Returns and Combined Returns.

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          3.3  Practices in Preparing Tax Returns. Insofar as a Tax Return
prepared by STC or SBV may affect Taxes for which NPTest is liable pursuant to this Agreement, or vice versa:

               (a) Tax Accounting Practices. The Tax Return shall be prepared consistently with past Tax accounting practices to the extent permissible under applicable Tax Law.

               (b) Review Prior to Filing. The Company preparing the Tax Return (whether STC or SBV on the one hand or NPTest on the other hand) shall make the Tax Return or relevant portion thereof available to the other Company no later than thirty days before the Tax Return is due and shall in good faith take into account any comments on such Tax Return by the other Company.

          SECTION 4. Tax Benefits, Refunds, and Carrybacks.

          4.1 Compensation for Use of Consolidated Year or Combined Year Tax Items.

               (a) Tax Benefit Realized by Schlumberger Group. Except as provided in Section 4.1(b), in the event that the Schlumberger Group realizes a Tax Benefit during any Consolidated Year or Combined Year as a result of the use by the Schlumberger Group of Tax Items of the NPTest Group, then STC (in the case of Federal Income Tax Items or State Income Tax Items) or SBV (in the case of Foreign Income Tax Items) shall pay to NPTest, in accordance with Section 5, the amount of the Tax Benefit realized by the Schlumberger Group.

               (b) Pre-IPO Tax Benefits. The Schlumberger Group shall be entitled to all Tax Benefits, without payment to NPTest, for:

                    (i) any Consolidated Year which ends on or before the IPO Date,

                    (ii) the portion of any Consolidated Year which begins before and ends after the IPO Date, determined in accordance with Section 2.1(a)(ii),

                    (iii) any Combined Year relating to State Income Taxes which ends on or before the IPO Date, and

                    (iv) the portion of any Combined Year relating to State Income Taxes which begins before and ends after the IPO Date, determined in accordance with the principles of Section 2.1(a)(ii).

          4.2 Compensation for Income Tax Benefits Arising from the Internal Restructuring. Every year, beginning with NPTest's first Tax Year, and ending with the fifteenth Tax Year, that ends after the IPO Date, NPTest shall calculate the excess of (x) the amount of the NPTest Group's Federal Income Tax liability for that Tax Year determined by excluding the Tax effects of the Internal Restructuring (e.g., basis

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adjustments) over (y) the amount of the NPTest Group's actual Federal Income Tax liability as shown on their filed Federal Income Tax Return or Returns for such Tax Year, in each case computed assuming that NPTest Group makes all available elections to cause any losses to be carried forward to future Tax Years rather than carried back to prior Tax Years. NPTest will pay to STC, in accordance with
Section 5, an amount equal to such Tax Benefit.

          4.3 Other Tax Benefits. To the extent not otherwise provided for in this Agreement, if, as a result of an adjustment by a Tax Authority, one Group suffers a Tax detriment and the other Group realizes a related Tax Benefit, STC or SBV shall pay NPTest, or vice versa, in accordance with Section 5, an amount equal to the lesser of the Tax Benefit to the Group receiving the Tax Benefit or the Tax detriment to the Group suffering the Tax detriment.

          4.4  Claims for Refund from Carrybacks.

               (a) Filing Claims and Making Payments for Carrybacks. Except as provided in Section 4.4(b), if the NPTest Group generates a Carryback to a Consolidated Year or Combined Year, then, upon request of NPTest, STC or SBV shall file a claim for refund arising from such Carryback and pay such refund to NPTest in accordance with Section 5.

               (b) Limitation on Claims. Neither STC nor SBV shall be required under Section 4.4(a) to file a claim for refund arising from a Carryback to a Consolidated Year or Combined Year unless the amount of the refund exceeds $200,000. Refunds claimed for Carrybacks to more than one Consolidated Year or Combined Year will not be aggregated for this purpose.

               (c) Ordering of and Payment for Carrybacks. In the event that members of both Groups are each entitled to a Carryback to the same Consolidated Year, the Carrybacks shall be applied in the manner set forth in Treasury Regulation section 1.1502-21. Similar principles will be applied in the case of Carrybacks to a Combined Year.

               (d) Adjustment of Tax Items. In the event that a Carryback by the NPTest Group to a Consolidated Year or Combined Year increases the liability for Taxes of the Schlumberger Group, the amount of the refund to which the NPTest Group shall be entitled to receive, in accordance with Section 5, shall be net of such increased liability to the Schlumberger Group.

          SECTION 5. Tax Payments and Intercompany Billings.

          5.1  Consolidated Returns.

               (a) Computation and Payment of Tax Due. At least ten business \ days prior to any Payment Date for a Consolidated Return, STC shall compute the amount of Tax required to be paid to the Internal Revenue Service with respect to such Tax Return on such Payment Date and shall notify NPTest in writing of
(x) the

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amount of Tax required to be paid on such Payment Date, and (y) the amount, if any, of such Tax which is allocable to NPTest under Section 2.1(a). STC will pay the amount described in clause (x) of the immediately preceding sentence to the Internal Revenue Service on or before such Payment Date.

               (b) Computation and Payment of NPTest Liability With Respect to Tax Due. Within thirty days following any Payment Date, NPTest will pay to STC the amount, if any, of Tax paid on such Payment Date for which NPTest is liable in accordance with Section 2.1(a), appropriately adjusted for prior payments made by NPTest with respect to that Consolidated Year. If, at any time, the total amount of payments made by NPTest to STC with respect to Taxes for a Consolidated Year exceeds the amount for which NPTest is liable in accordance with Section 2.1(a), STC will promptly remit the excess to NPTest.

          5.2 Combined Returns. Payments, and adjustments thereto, shall be made by NPTest to STC or SBV, as applicable, for all Taxes relating to Combined Returns for which NPTest is liable in accordance with Section 2.2 or Section 2.3, in the same manner as payments for Taxes relating to Consolidated Returns, as described in Section 5.1.

          5.3 Payment of Refunds and Tax Benefits. Except as otherwise provided in this Agreement:

               (a) Refund or Tax Benefit Received by Schlumberger Group. If a member of the Schlumberger Group receives a Tax refund with respect to Taxes for which a member of the NPTest Group is liable hereunder or receives a Tax Benefit for which NPTest is entitled to reimbursement hereunder, STC or SBV shall pay to NPTest, within thirty days following the receipt of the Tax refund or Tax Benefit, an amount equal to such Tax refund or Tax Benefit (or lesser amount required by Section 4.3).

               (b) Refund or Tax Benefit Received by NPT Group. If a member of the NPTest Group receives a Tax refund with respect to Taxes for which a member of the Schlumberger Group is liable hereunder or receives a Tax Benefit for which STC or SBV is entitled to reimbursement hereunder, NPTest shall pay to STC or SBV, within thirty days after the receipt of the Tax refund or Tax Benefit, an amount equal to such Tax refund or Tax Benefit (or lesser amount required by Section 4.3).

          5.4 Initial Determinations and Subsequent Adjustments. The initial determination of the amount of a payment, if any, which one Company is required to make to another under this Agreement shall be made on the basis of the Tax Return as filed, or, if the Tax to which the payment relates is not reported in a Tax Return, on the basis of the amount of Tax initially paid to the Tax Authority. Payments will be made, as appropriate, if additional Taxes to which such determination relates are subsequently paid, or a refund of such Taxes or a Tax Benefit relating to such Taxes is received, whether as a result of an audit by a Tax Authority or for any other reason. Each payment required by the immediately preceding sentence (x) as a result of a payment of additional Taxes will be due thirty days after the date on which the additional Taxes were paid or, if

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later, thirty days after the date of a request from the other Company for the payment or (y) as a result of the receipt of a refund or Tax Benefit will be due thirty days after the refund or Tax Benefit was received. If a payment is made as a result of an audit by a Tax Authority which does not conclude the matter, further adjusting payments will be made, as appropriate, to reflect the outcome of subsequent administrative or judicial proceedings.

          5.5 Indemnification Payments. If any member of one Group is required to make a payment to a Tax Authority of Taxes for which a Company belonging to the other Group is liable under this Agreement, the Company which is liable for such Taxes under this Agreement will remit the amount for which it is liable to the appropriate other Company within thirty days after receiving notification requesting such amount.

          5.6 Payments by or to Other Members of the Groups. When appropriate under the circumstances to reflect the underlying liability for a Tax or entitlement to a Tax refund or Tax Benefit, a payment which is required to be made by or to a Company may be made by or to another member of the Group to which that Company belongs, but nothing in this Section 5.6 shall relieve any Company of its obligations under this Agreement.

          SECTION 6. Assistance and Cooperation. The parties will cooperate (and cause their respective affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters, including provision of relevant documents and information in their possession and making available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this Section 6 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

          SECTION 7. Tax Records.

          7.1 Retention of Tax Records. Each Company shall preserve, and shall cause its affiliates to preserve, all Tax Records which are in its possession, and which could affect the liability of any member of the other Group for Taxes, for so long as the contents thereof may become material in the administration of any matter under applicable Tax Law, but in any event until the later of (x) the expiration of any applicable statutes of limitation, as extended, and (y) seven years after the IPO Date.

          7.2 Access to Tax Records. The Companies and their respective affiliates shall make available to members of the other Group for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably requested by any such member of the other Group in connection

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with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

          SECTION 8. Tax Contests.

          8.1 Notice. Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware relating to Taxes for which it is indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (x) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and (y) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment.

          8.2 Control of Tax Contests. Each Company shall have full responsibility and discretion in handling, settling or contesting any Tax Contest involving a Tax for which it is liable pursuant to Section 2 of this Agreement, except that Schlumberger shall have full responsibility and discretion in handling, settling or contesting any Tax Contest with respect to a Consolidated Return or Combined Return. Furthermore, Schlumberger may participate in any Tax Contest with respect to Taxes arising from the Internal Restructuring regardless of whether it has liability or indemnification obligations with respect to such Taxes under this Agreement.

          SECTION 9. General Provisions.

          9.1 Survival of Obligations. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

          9.2 Expenses. Each Company and its affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

          9.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

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               (a)  If to STC to:

                         Schlumberger Technology Corporation The
                         Forum, 210 Schlumberger Drive Sugar Land,
                         Texas 77478 Attention:
                         Telecopy No.:

               (b)  If to SBV to:

                         Schlumberger B.V.
                         Parkstraat 83-89, 2514 JG
                         The Hague, The Netherlands
                         Attention:
                         Telecopy No.:

               (c)  If to NPTest, to:

                         NPTest, Inc.
                         150 Baytech Drive
                         San Jose, California 95134
                         Attention:
                         Telecopy No:

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

          9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. The Agreement may be delivered by facsimile transmission of a signed copy thereof.

          9.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of a party, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that STC, SBV and NPTest may assign their respective rights, interests, duties, liabilities and obligations under this Agreement to any other member of their Group, but such assignment shall not relieve STC, SBV or NPTest, as the assignor, of its obligations hereunder.

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          9.6  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.7 Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by all of the parties hereto.

          9.8 Effective Time. This Agreement shall become effective upon the closing of the IPO.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                   SCHLUMBERGER TECHNOLOGY CORPORATION

                                        By:_____________________________________

                                        Name:
                                        Title:

                                   SCHLUMBERGER B.V.

                                        By:_____________________________________

                                        Name:
                                        Title:


                                   NPTEST INC.

                                        By:_____________________________________

                                        Name:
                                        Title:


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